EXHIBIT 1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D need be filed with respect to the ownership by each of the undersigned of shares of Volta Inc.

This agreement may be executed in any number of counterparts, each of which shall be deemed an original.

The execution and filing of this agreement shall not be construed as an admission that the below-named parties are a group or have acted as a group.

Dated as of February 24, 2023.

ENERGIZE VENTURES FUND LP

By:	Energize Ventures GP LLC

/s/ John Tough
Name:	John Tough
Title:	Vice President

ENERGIZE GROWTH FUND I LP

By:	Energize Growth I GP LLC, General Partner

/s/ John Tough
Name:	John Tough
Title:	Vice President

EV Volta SPV LLC

By:	Energize Ventures LLC, Investment Manager

/s/ John Tough
Name:	John Tough
Title:	Managing Partner

ENERGIZE GROWTH I GP LLC

/s/ John Tough
Name:	John Tough
Title:	Vice President

ENERGIZE VENTURES GP LLC

/s/ John Tough
Name:	John Tough
Title:	Vice President

ENERGIZE VENTURES LLC

/s/ John Tough
Name:	John Tough
Title:	Managing Partner

/s/ John Tough
John Tough